EXHIBIT 21

Subsidiaries of Dean Foods Company
As of December 31, 2016

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alta-Dena Certified Dairy, LLC	DE	Dean West, II, LLC	100%
Berkeley Farms, LLC	CA	Dean West II, LLC	100%
Carnival Ice Cream N.V.	Netherlands	Dean Holding Company	100%
Cascade Equity Realty, LLC	DE	Suiza Dairy Group, LLC	100%
Country Fresh, LLC	MI	Dean East, LLC	100%
Dairy Group Receivables GP II, LLC	DE	Dean Dairy Holdings, LLC	100%
Dairy Group Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100%
Dairy Group Receivables II, L.P.	DE	Dean Dairy Holdings, LLC Dairy Group Receivables GP II, LLC	99.9 0.1
Dairy Group Receivables, L.P.	DE	Suiza Dairy Group, LLC Dairy Group Receivables GP, LLC	99.9 0.1
Dairy Information Systems Holdings, LLC	DE	Suiza Dairy Group, LLC	100%
Dairy Information Systems, LLC	DE	Dairy Information Systems Holdings, LLC	100%
Dean Dairy Holdings, LLC	DE	Dean Holding Company	100%
Dean East II, LLC	DE	Dean Dairy Holdings, LLC	100%
Dean East, LLC	DE	Suiza Dairy Group, LLC	100%
Dean Foods North Central, LLC	DE	Dean East II, LLC	100%
Dean Foods of Wisconsin, LLC	DE	Suiza Dairy Group, LLC	100%
Dean Holding Company	WI	Dean Foods Company	100%
Dean Intellectual Property Services II, Inc.	DE	DIPS Limited Partner II	100%
Dean International Holding Company	DE	Dean Foods Company	100%
Dean Management, LLC	DE	Dean Foods Company	100%
Dean Puerto Rico Holdings, LLC	DE	Dean Foods Company	100%
Dean Services, LLC	DE	Dean Management, LLC	100%
Dean Transportation, Inc.	OH	Dean Dairy Holdings, LLC	100%
Dean West II, LLC	DE	Dean Dairy Holdings, LLC	100%
Dean West, LLC	DE	Suiza Dairy Group, LLC	100%
DF-AP#1, LLC	DE	DF-AP, LLC DFC Energy Partners, LLC	100 (Common) 100 (Preferred)
DF-AP, LLC	DE	DFC Energy Partners, LLC	50%
DFC Aviation Services, LLC	DE	Dean Management, LLC	100%
DFC Energy Partners, LLC	DE	Dean Foods Company	100%
DGI Ventures, Inc.	DE	Dean Foods Company	100%
DIPS Limited Partner II	DE	Dean Holding Company	100%
Franklin Holdings, Inc.	DE	Dean Foods Company	100%
Franklin Plastics, Inc	DE	Franklin Holdings, Inc.	99.5%
Fresh Dairy Delivery, LLC	DE	Dean Transportation, Inc.	100%
Friendly's Ice Cream Holdings Corp.	DE	Dean Foods Company	100%
Friendly's Manufacturing and Retail, LLC	DE	Friendly's Ice Cream Holdings Corp.	100%
Garelick Farms, LLC	DE	Dean East, LLC	100%
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Mexico	Tenedora Dean Foods Internacional, S.A. de C.V. Dean Dairy Holdings, LLC	99.98 0.02
Mayfield Dairy Farms, LLC	DE	Dean East II, LLC	100%
Midwest Ice Cream Company, LLC	DE	Dean East II, LLC	100%
Model Dairy, LLC	DE	Dean West, LLC	50%
Organic Valley Fresh, LLC	DE	Dean Foods Company	50%
Reiter Dairy, LLC	DE	Dean East II, LLC	100%
Sampson Ventures, LLC	DE	Suiza Dairy Group, LLC	100%
Shenandoah’s Pride, LLC	DE	Garelick Farms, LLC	100%
Southern Foods Group, LLC	DE	Dean West, LLC	100%
Suiza Dairy Group, LLC	DE	Dean Foods Company	100%
Tenedora Dean Foods Internacional, S.A. de C.V.	Mexico	Dean West II, LLC Dean Holding Company	99.98 0.02
Tuscan/Lehigh Dairies, Inc.	DE	Garelick Farms, LLC	100%
Verifine Dairy Products of Sheboygan, LLC	WI	Dean East II, LLC	100%